Exhibit 16.01

November 6, 2014

U.S. Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

RE:	PRICED IN CORP.
File No.:	333-184897

We have read the statements under Item 4.01 of the Current Report on Form 8-K to be filed with the Securities and Exchange Commission on November 6, 2014 regarding the change of auditors. We agree with all statements pertaining to us.

/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malonebailey.com
Houston, Texas